UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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U.S. Energy Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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U.S. ENERGY CORP.
877 North 8th West
Riverton, Wyoming  82501
-------------------------
Notice of Annual Meeting of Shareholders
-------------------------

We are pleased to provide you with notice of our Annual Meeting of Shareholders:

Date:                 Friday, June 28, 2013                                                      Time:           8:30 AM MDT

Place:	877 North 8th West, Riverton, Wyoming 82501

Purposes:	1.
Elect the two nominees for directors identified in the accompanying proxy statement (Mark J. Larsen and Stephen V. Conrad) to serve until the third succeeding annual meeting of shareholders and their successors have been duly elected or appointed and qualified;

	2.	Ratify the appointment of Hein & Associates LLP as the independent auditor for fiscal year 2013;
	3.	To approve, on an advisory basis, the Company’s executive compensation for 2012; and
	4.	For any other proper purpose in accordance with the Bylaws of the Company.

Record Date:         May 3, 2013.  The stock transfer books will not be closed.

We have enclosed a copy of our Annual Report for the fiscal year ended December 31, 2012 with this Notice of Annual Meeting of Shareholders and Proxy Statement. Please read the enclosed information carefully before completing and returning the enclosed proxy card.

The Securities and Exchange Commission (“SEC”) requires companies to furnish proxy materials over the Internet, which reduces environmental impact as well as printing and mailing costs.  Unless otherwise requested by the shareholder, we are mailing to each shareholder a Notice of Internet Availability of Proxy Materials (the “Notice of Availability”) instead of mailing paper copies of the proxy materials.  The Notice of Availability contains instructions on how to access the proxy materials on the Internet, and also on how to request a paper copy of the proxy materials.  All stockholders who do not receive a Notice of Availability will receive a paper copy of the proxy materials by mail.

Whether or not you plan to attend the meeting, please take the time to vote:

➢	Via the Internet – Go to the website shown on your proxy card or the Notice of Availability; or
➢	Via Telephone – Call the toll free number shown on the Notice of Availability; or
➢	Via mail – Complete, sign and date your proxy card and mail it in the postage paid envelope.

If you owned shares in the Company at the close of business on May 3, 2013, you may attend and vote at the meeting.  The names of shareholders of record entitled to vote at the meeting will be available for review at the meeting and during regular business hours at our headquarters in Riverton, Wyoming.

If you wish to attend the meeting and vote in person, but you are a beneficial owner (i.e., your shares are held in “street name”), contact your broker, as soon as you receive this notice, to obtain a “legal proxy” which you must bring to the meeting in order to vote in person at the meeting.

             By Order of the Board of Directors
Dated:  April 29, 2013                                                                                        Steven R. Youngbauer
              Secretary

TABLE OF CONTENTS
                                                                                                                                          Page
GENERAL
Who Can Vote	5
Quorum and Voting Rights	5
How Your Proxy Will Be Voted; Recommendation of the Board	6
Granting Your Proxy	6
Revoking Your Proxy	7
Proxy Solicitation	7
Requirement and Deadlines for Shareholders to Submit Proxy Proposals	7
Copies of Our 10-K	7
CORPORATE GOVERANCE	7
Board of Directors, Audit, Compensation and Nominating Committees	7
Advance Notice Requirements for Shareholder Proposals	11
Principal Holder of Voting Securities and Ownership by Officers and Directors	13
PROPOSAL 1: ELECTION OF DIRECTORS	15
Directors	15
Business Experience of Directors and Officers	15
Section 16(a) Beneficial Ownership Reporting Compliance	18
PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS	18
Principal Accounting Fees and Services	18
PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION	19
Executive Compensation	20
Compensation Discussion and Analysis	20
Summary Compensation Table	27
Grants of Plan-Based Awards	29
Outstanding Equity Awards at December 31, 2012	30
Option Exercises and Stock Vested	31
Pension Benefits	31
Nonqualified Deferred Compensation	33
Potential Payments upon Termination or a Change in Control	33
Non-Employee Director Compensation	36
Equity Compensation Plan as of December 31, 2012	40
Certain Relationships and Related Transactions	41

U.S. ENERGY CORP.

877 North 8th West
Riverton, Wyoming  82501

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
ON FRIDAY, JUNE 28, 2013

This proxy statement is provided in connection with a solicitation of proxies by the Board of Directors (the “Board”) of U.S. Energy Corp. (“U.S. Energy”, the “Company”, “we”, “our”, or “us”) for the annual meeting of shareholders to be held on Friday, June 28, 2013, at 8:30 am MDT (the “Annual Meeting”), and at any adjournments of the meeting.  On or about April 29, 2013, we began mailing the Notice of Availability, and we began mailing a full set of the proxy materials to stockholders who had previously requested delivery of the materials in paper copy.

GENERAL
Who Can Vote

Only holders of our common stock at the close of business on the record date of May 3, 2013 are entitled to receive notice of and to vote at the Annual Meeting.  As of April 29, 2013, there were 27,682,602 shares of our common stock issued and outstanding.

You may hold your shares “of record” or in “street name.”  The difference between shareholders of record and street name holders is:

•
Shareholder of Record.  If your shares are registered directly in your own name with our transfer agent, Computershare Trust Company, Inc., you are considered with respect to those shares to be the shareholder of record and you may vote directly via internet, by telephone, by mail or in person.

•
Street Name Shareholder.  If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “street name” holder, and the beneficial owner, of those shares and you have the right to direct your broker or nominee how to vote.  However, since you are not the shareholder of record, you may not vote those shares in person at the Annual Meeting unless you obtain a “legal proxy,” which you must bring to the meeting in order to vote in person at the meeting.

Quorum and Voting Rights

A quorum for the meeting will exist if a majority of the voting power of the shareholders is present at the meeting, in person or represented by a properly executed proxy delivered to us prior to the meeting.  Shares of common stock present at the meeting that abstain/withhold from voting, or that are the subject of “broker non-votes,” will be counted as present for determining a quorum.

New York Stock Exchange (“NYSE”) Rule 452 governs discretionary voting by brokers of shares held in street name when beneficial owners have not instructed how such shares should be voted.  Because the rule governs all brokers who are members of the NYSE, the amendment affects all public companies that have shares held in street name, not just companies listed on the NYSE.  Under the rule, such brokers have discretionary authority to vote street name shares on “routine” items such as the ratification of the Company’s appointment of auditors, but not on other matters, including the election of directors.  Of the matters to be presented at the Annual Meeting, only the ratification of auditors will be considered a routine matter for purposes of the rule.  Accordingly, if your broker does not receive instructions from you, your broker will not be able to vote your shares on any of the other matters, and a “broker non-vote” will occur with respect to those matters.

You are entitled to one vote for each share of U.S. Energy common stock you hold, except that in the election of directors you may cumulate your votes. Cumulative voting generally allows each holder of shares of common stock to multiply the number of shares owned by the number of directors being elected, and to distribute the resulting number of votes among nominees in any proportion that the holder chooses.

On Proposal 1, Election of Directors, nominees in a number equal to the seats to be filled on the Board who receive a plurality of votes cast, will be elected as directors.  If you withhold your shares from voting, your shares will not be counted for any director.  Withheld votes and broker non-votes will have no effect on the election of directors.

Each of the other proposals, and any other matter which properly comes before the meeting in accordance with the Bylaws of the Company, will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast opposed to the proposal.  Abstentions are not considered votes cast and they will have no effect.

How Your Proxy Will Be Voted; Recommendation of the Board

The Board is soliciting a proxy in the enclosed form to provide you with the opportunity to vote on all matters scheduled to come before the meeting (as stated in the Notice of Annual Meeting which accompanies this Proxy Statement), whether or not you attend in person.

The Board recommends you vote as follows on the three proposals stated in the Proxy Statement:

•	For Proposal 1 - the nominees for director are Mark J. Larsen and Stephen V. Conrad;

•	For Proposal 2 - ratification of appointment of Hein & Associates LLP as the independent auditor of the Company for the fiscal year 2013; and

•	For Proposal 3 – to approve, on an advisory basis, the Company’s executive compensation for 2012.

Granting Your Proxy

Your shares will be voted as you specify if you properly complete and return the appropriate form of proxy.  If you make no specifications, your proxy will be voted in favor of all the proposals listed above.

We do not expect any matters to be presented for action at the meeting other than the matters stated in the Notice of Annual Meeting accompanying this Proxy Statement.  However, as permitted by SEC Rule 14a-4(c), the proxy will confer discretionary authority with respect to any other matter that may properly come before the meeting.  The persons named as proxies intend to vote in accordance with their judgment on any such matters.

Revoking Your Proxy

If you are a shareholder of record and submit a proxy, you may revoke it later or submit a revised proxy at any time before it is voted.  You also may attend the meeting in person and vote by ballot, which would cancel any proxy you previously submitted.  If you are a street name shareholder and you vote by proxy, you may change your vote by submitting new voting instructions to your bank, broker or nominee in accordance with that entity’s procedures.

Proxy Solicitation

We will pay all expenses of our solicitation of proxies for the Annual Meeting.  In addition to solicitations by mail, arrangements have been made for brokers and nominees to send proxy materials to beneficial owners, and we will reimburse those brokers and nominees for their reasonable expenses.  We have not hired a solicitation firm for the meeting.  Our employees and directors will solicit proxies by telephone or other means, if necessary; they will not be paid for these services.

Requirement and Deadlines for Shareholders to Submit Proxy Proposals

Under SEC rule 14a-8, if a shareholder wants us to include a proposal under that rule to be included in our proxy statement and presented at the annual meeting of shareholders to be held in June 2014, information about the proposal must be received by us in writing at least 120 calendar days in advance of the first anniversary of the delivery of these proxy materials, at U.S. Energy Corp., 877 North 8th West, Riverton, Wyoming 82501; Attention:  Steven R. Youngbauer, Secretary.  In addition, the Board amended the Company’s Bylaws in March 2009 to adopt “advance notice” requirements that apply to all other proposals which shareholders may wish to have included in the Company’s proxy statement, or to be stated in a notice for a special meeting of shareholders.  Information about other proposals must be provided to the Company at least 90 calendar days before the meeting date.  Please see “Advance Notice Requirements for Proposed Nominees to the Board and Other Proposals,” below.

Copies of Our Form 10-K

Promptly upon receiving a request from any shareholder, we will send to the shareholder without charge a copy of our Annual Report on Form 10-K for the twelve months ended December 31, 2012, with exhibits, as filed with the SEC.  Please address your request to Steven R. Youngbauer, Secretary, at U.S. Energy Corp., 877 North 8th West, Riverton, Wyoming 82501.  You also may contact Mr. Youngbauer at:  telephone 307.856.9271 or Fax 307.857.3050.

CORPORATE GOVERNANCE
Board of Directors, Audit, Compensation and Nominating Committees

General

We are committed to sound corporate governance principles.  To evidence this commitment, the Board has adopted charters for its committees and a Code of Ethics.  These documents, along with the Articles of Incorporation and Bylaws, provide the framework for our corporate governance.   The charters of the Audit Committee, the Compensation Committee, and the Nominating Committee may be viewed at our web site (www.usnrg.com), at the tab “Investor Relations,” then go to “Corporate Governance.”  The Code of Ethics also may be viewed at that location.  If these documents are amended (or if the Code of Ethics is waived in a manner requiring disclosure under SEC rules), the amendments (and the occurrence of the waiver of the Code of Ethics), will be disclosed on the website as required by the SEC.  Copies of each of these documents are available without charge to any person who requests them, by sending a request to U.S. Energy Corp., Attn: Steven R. Youngbauer, Secretary, 877 North 8th West, Riverton, Wyoming 82501.

Board and Committee Independence

The Board is comprised of a majority of independent directors.  Specifically, the Board has determined that Thomas R. Bandy, Stephen V. Conrad, Jerry W. Danni and Leo A. Heath are independent under applicable NASDAQ rules.  In addition, the Audit Committee, the Compensation Committee, and the Nominating Committee are each comprised solely of independent directors as required under the applicable requirements of NASDAQ and the SEC.

Board Leadership

U.S. Energy combines the roles of Chief Executive Officer and Chairman of the Board, with Keith G. Larsen as CEO and Chairman.  Keith G. Larsen is responsible for setting the strategic direction for the Company, and sets the agenda for and presides over Board meetings.  The Company believes that the combined position of the Chairman and CEO has the following advantages: (i) it ensures a unity of command and a single point of accountability and responsibility, (ii) it eliminates any potential conflicts between the CEO and the Chairman, (iii) it removes any internal or external ambiguities as it pertains to the ultimate spokesperson of the Company and (iv) it provides for a more informed and expeditious decision-making process.  Mark J. Larsen, also a director and President and Chief Operating Officer, is primarily responsible for execution of strategies and daily operations.

Meetings of the Board

The Board consists of seven members and they have primary responsibility for directing management of the business.  During 2012, the Board held seven formal meetings, which were attended by all of the directors serving on the Board.  The Board also approved one action by unanimous consent without conducting a formal meeting in addition to conferring informally on several other occasions during the year.

Attendance of Annual Meetings by Directors

Directors are encouraged, but not required, to attend annual meetings.  All of the directors attended the June 29, 2012 annual meeting of shareholders.

Communications from Shareholders to the Board

The independent directors have established a process for collecting and organizing communications from shareholders.  Shareholders may send communications to the Board by addressing their communications to Keith G. Larsen, Chief Executive Officer and Chairman of the Board, or Mark J. Larsen, President and Chief Operating Officer, at 877 North 8th West, Riverton, Wyoming 82501.  Pursuant to this process, Keith G. Larsen and Mark J. Larsen will determine which of the communications address matters of substance and which should be considered by all directors, and will send those communications to all the directors for their consideration.

Audit Committee

To provide effective direction and review of fiscal matters, the Board has established an Audit Committee.  The Audit Committee has the responsibility of reviewing our financial statements, exercising general oversight of the integrity and reliability of our accounting and financial reporting practices, and monitoring the effectiveness of our internal control systems.  The Audit Committee also recommends selection of auditing and internal audit firms and exercises general oversight of the activities of our independent auditors, principal financial and accounting officer and accounting employees and related matters. The Chairman of the Audit Committee is Stephen V. Conrad, who is a Certified Public Accountant.  The Board has determined that Mr. Conrad is an audit committee financial expert as defined in Item 407(d) of SEC Regulation S-K.  Other members of the Audit Committee are Jerry W. Danni and Leo A. Heath.  All members of the Audit Committee are independent directors under applicable NASDAQ and SEC rules.

The Audit Committee met five times in 2012.  All Committee members either attended in person or by telephone.  The Committee reviewed our financial statements for each of the quarters ended March 31, June 30 and September 30, 2012 and for the twelve months ended December 31, 2012 and discussed the financial statements with management and our independent audit firm.  After the quarterly and year end meetings, the Committee met in executive session with our independent audit firm.  The Committee also discussed with the independent audit firm the various matters required to be discussed in SAS 61 (Codification of Statements on Auditing Standards, AU 380).  Based on the foregoing, the Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the twelve months ended December 31, 2012.  During the year ended December 31, 2012, the Committee also met independently of management with the firm that performs internal control testing for the Company pursuant to Section 404 of the Sarbanes-Oxley Act.  All members of the Committee were present in person by telephone during the meeting where the internal controls were reviewed.  The Committee also reviews and reassesses the adequacy of the Audit Committee Charter on an annual basis.

Compensation Committee

The Company has a Compensation Committee, whose members are Jerry W. Danni (Chairman), Thomas R. Bandy, Stephen V. Conrad and Leo A. Heath.  These members are independent under criteria established by NASDAQ.  This Committee met formally on three occasions in 2012, and discussed compensation matters informally several times throughout the fiscal year.  All Compensation Committee members attended all meetings of the Committee during 2012 either in person or by phone.

The Compensation Committee reviews and recommends to the Board compensation packages for the officers of the Company.  Please see “Executive Compensation – Compensation Discussion and Analysis.”

Compensation Committee Interlocks and Insider Participation

There were no Compensation Committee interlocks during fiscal year 2012.

Nominating Committee

The Company has a Nominating Committee, whose members are Leo A. Heath (Chairman) and Thomas R. Bandy.  Both are independent directors under NASDAQ rules.  The Nominating Committee is responsible for identifying and recommending to the Board nominees for election to the Board to be included in the Company’s Proxy Statement for the annual shareholders meeting and, when required, for election by the Board to fill vacancies in the Board occurring between annual shareholder meetings.  The Nominating Committee met two times during 2012 with all members attending either in person or by telephone.

Executive Committee

The Executive Committee helps implement the Board’s overall directives as necessary.  Members include Keith G. Larsen (Chairman), Mark J. Larsen and Jerry W. Danni.  The Executive Committee usually does not conduct formal meetings.  The Executive Committee did not hold any meetings in 2012.

Hedging Committee

On September 6, 2012, the Company established a Hedging Committee to review and approve the use of all swap agreements.  Members include Keith G. Larsen (Chairman), Thomas R. Bandy, Stephen V. Conrad and Mark J. Larsen.  The Hedging Committee has determined that the Company qualifies as an “end-user” of commodity derivatives for purposes of compliance with the Commodity Exchange Act.

Risk Oversight

The Company faces various risks in its business, including liquidity and operational risks.  Our exposure to credit risk is relatively limited because we do not guarantee financial instruments or obligations of third parties.  Liquidity risk is encountered in the context of balancing contractual commitments to spend capital, and also is involved in the Company’s hedging commitments for oil and gas price protection.  With the approval of the Hedging Committee, we entered into hedging commitments for the 2013 calendar year covering 600 barrels per day of oil production (approximately 50% of production at December 31, 2012) and 300 barrels per day of oil production from January 1, 2014 through June 30, 2014.  Any change in hedging strategy will require approval of the Board.

General business operations are managed by the executive officers, who report to the Board as needed on developments in approved areas.  Operations are run in conformity with the annual budget presented by management and approved, with appropriate modifications as needed throughout the year, by the Board.  However, material budget variations (for example, a proposed acquisition or disposition of a significant property or an entry into a significant joint venture) are subject to prior approval by the Board, even if the category and fund allocation generally had been previously approved by the Board.  In these situations, the Chairman will call a Board meeting to discuss specific terms, costs and variables, and associated risks, before committing the Company.  We believe this process provides the Board with a continuing and key role in risk oversight.

Compensation Risk Assessment

We do not believe that our compensation programs encourage excessive risk taking.  Risk mitigating factors of our compensation program and Board governance include:

•	An appropriate mix of short-term and long-term incentives designed to incentivize creation of long-term shareholder value;

•	Significant annual grants of Company stock to ensure alignment of executive interests with those of our shareholders;

•	Caps on awards under our bonus programs, along with the use of targeted performance goals designed to emphasize metrics that lead to long-term shareholder value creation; and

•	The use of a Hedging Committee to review and approve all swap agreements.

Advance Notice Requirements for Shareholder Proposals

For Proposed Nominees to the Board

When needed, as determined by the Board, the Nominating Committee considers and recommends to the Board individuals who may be suitable to be nominated to serve as directors.  The Nominating Committee has adopted a written charter regarding the Company's director nomination process.  The charter requires the Committee to consider only individuals who possess the business and financial skills necessary to oversee and guide the Company, if elected.

Pursuant to its charter, the Nominating Committee has adopted a policy for consideration of any director candidates recommended by shareholders, and may (or may not) recommend to the Board that candidate(s) be put on an Annual Meeting election slate and identified in the Company's proxy statement, if:

• At least 150 calendar days before the meeting date, the shareholder must request in writing that the Nominating Committee consider an individual for inclusion as a director nominee in the next proxy statement for an Annual Meeting.  The shareholder must identify the individual and provide background information about the individual sufficient for the Committee to evaluate the suggested nominee's credentials.  Such requests should be addressed to Keith G. Larsen, Chief Executive Officer and Chairman of the Board, who will forward the requests to the Nominating Committee.

• The candidate must meet certain specific minimum qualifications: substantial experience in top or mid-level management (or serving as a director) of public oil and gas or mineral exploration/development companies, with particular emphasis on understanding and evaluating oil and gas or mineral properties for either financing, exploration and development, or joint venturing with industry partners; contacts with oil and gas or mining industry companies to develop strategic partnerships or investments with the Company; and the ability to understand and analyze complex financial statements.  A shareholder-recommended candidate also must possess a good business and personal background, which the Nominating Committee will independently verify.  These same categories of qualifications will be used by the Nominating Committee in considering any nominee candidate, whether recommended by a shareholder, an officer, or another director.

• The Company must be provided with all information relating to a shareholder recommended candidate that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (the “Exchange Act”);

• The shareholder must inform the Company whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of the recommending shareholder or the candidate with respect to stock of the Company, and whether any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made by or on behalf of such holder or candidate, the effect or intent of any of the foregoing being to mitigate loss to, or to manage the risk of stock price changes for, such holder or candidate or to increase or decrease the voting power or pecuniary or economic interest of such holder or candidate with respect to stock of the Company; and

• The shareholder must provide the Company with the following representations:  (i) that he, she or it is a holder of record of stock of the Company entitled to vote at a meeting of stockholders and intends to appear in person or by proxy at the meeting to propose such nomination; and (ii) whether the shareholder or the beneficial owner, if any, intends or is part of a group which intends to solicit proxies from other stockholders in support of such nomination (if the Board determines to include the candidate in the Company’s proxy statement).

These procedures also are mandated by the Company’s Bylaws, as amended in April 2009.

All director candidates recommended by a shareholder, or a director or officer, will be evaluated by the Nominating Committee (which is comprised solely of independent directors) in good faith.  Director nominee candidates must be recommended for the Board selection by the Nominating Committee if they are to be included in the Company’s proxy statement.  However, a majority vote of the Board in favor of a director nominee must also include a majority vote of the independent directors for the Company to include that individual’s name in an Annual Meeting notice and identify that individual in the Company’s proxy statement for that Annual Meeting.

For the Annual Meeting scheduled for June 28, 2013, the Nominating Committee has not received a request from any shareholder for consideration of a nominee candidate.

For Other Shareholder Proposals

For any other matter to be considered as a proper purpose for consideration by the shareholders at an annual or special meeting (referred to as an “Additional Purpose”), each of the conditions set forth below must be satisfied in order for the Additional Purpose to be considered at the meeting.  If the conditions are satisfied, an Additional Purpose would be set forth in either the Company’s proxy statement, or a proxy statement prepared by the shareholder or shareholders requesting that the matter be voted upon by all shareholders.  Pursuant to the Company’s Bylaws, only the holder or holders of at least 50% of the outstanding shares may demand that the Company convene a special meeting of shareholders.

The conditions also must be met in order for a shareholder to make a motion from the floor of a meeting to nominate a person for election to the Board, if such person has not been included as a director candidate in the Company’s notice of the meeting.

At least 90 calendar days before the date for the meeting, the requesting shareholder must give written notice to the Secretary of the Company, providing:

(a)      a brief description of the Additional Purpose which the shareholder wishes to present to the meeting;

(b)      the reason why the Additional Purpose is sought to be presented at the meeting;

(c)      a statement of any material interest which the requesting shareholder or its beneficial owners have in the Additional Purpose;

(d)      as to the requesting shareholder giving the notice and the beneficial owner, if any, on whose behalf the proposal to nominate or another proposal is made, a statement of (1) the requesting shareholder’s and such beneficial owner’s name and address, (2) the number of shares of the Company owned of record or beneficially by the requesting shareholder and such beneficial owner, (3) the name of each nominee holder of shares owned beneficially but not of record by the requesting shareholder and the number of shares of stock held by each such nominee holder, and (4) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of the requesting shareholder with respect to stock of the Company and whether any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made by or on behalf of the requesting shareholder, the effect or intent of any of the foregoing being to mitigate loss to, or to manage the risk of stock price changes for, such shareholder or to increase or decrease the voting power or pecuniary or economic interest of the requesting shareholder with respect to stock of the Company;

(e)      a description of all agreements, arrangements or understandings between the requesting shareholder and any other person or persons (including their names) in connection with the proposal of the Additional Purpose;

(f)      a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination and a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group which intends to solicit proxies from other stockholders in support of such nomination; and

(g)      the text of any amendment to the Articles of Incorporation of the Company, or the Bylaws of the Company, which would be part of the Additional Purpose.

Principal Holders of Voting Securities and Ownership by Officers and Directors

The following table shows beneficial ownership of shares of our common stock by each director, director nominee, and named executive officer, and all directors and executive officers as a group and all beneficial owners of more than 5% of the outstanding shares of our common stock known to us as of April 29, 2013.  This information is based on SEC reports or as otherwise known to us.  Beneficial ownership includes the shares underlying options that are exercisable within 60 days of April 29, 2013.

Except as noted, each holder exercises sole voting and dispositive powers over the shares listed opposite the holder's name, except for shares subject to forfeiture and those held in ESOP accounts established for the holder's benefit.

The ESOP Trustees, Keith G. Larsen and Mark J. Larsen, exercise voting powers over non-allocated ESOP shares and dispositive powers over all ESOP shares.  It should be noted that voting and dispositive powers over certain shares are shared by one or more of the listed holders; those shares are reported for each holder having a shared interest.

		Amount and Nature of Beneficial Ownership				Total
		Voting Rights		Dispositive Rights		Beneficial	Percent
Name of Beneficial Owner		Sole	Shared	Sole	Shared	Ownership	of Class (1)
Name and Position of Directors and Named Executive Officers
Keith G. Larsen	*(2)	954,248	466,513	839,625	1,295,792	2,250,040	8.0%
Mark J. Larsen	*(3)	828,087	--	727,045	829,279	1,657,366	5.9%
Thomas R. Bandy		--	--	--	--	--	0.0%
Stephen V. Conrad	*(4)	75,000	--	75,000	--	75,000	0.3%
Jerry W. Danni	*(5)	21,667	--	21,667	--	21,667	0.1%
Leo A. Heath	*(6)	13,667	--	13,667	--	13,667	0.0%
Robert Scott Lorimer	*(7)	616,074	--	616,074	--	616,074	2.2%
Bryon G. Mowry	**(8)	237,362	--	174,411	--	237,362	0.9%
Steven D. Richmond	**(9)	224,560	--	167,711	--	224,560	0.8%
Steven R. Youngbauer	**(10)	478,919	--	416,574	--	478,919	1.7%
All officers and directors as a group (ten persons)		3,449,584	466,513	3,051,774	1,295,792	4,745,376	16.3%

Name and Address of Stockholders Owning More than 5%
None

(1)      Percent of class is computed by dividing the number of shares beneficially owned plus any options held by the reporting person, by the number of shares outstanding plus the shares underlying options held by that person.

(2)      Mr. Keith Larsen exercises sole voting rights over 455,275 directly held shares, 114,623 shares held in an ESOP account established for his benefit and 384,350 shares underlying options.  He exercises shared voting rights over 466,513 shares held in a Family Trust for which he serves as Trustee.  He exercises sole dispositive rights over 455,275 directly held shares, and 384,350 shares underlying options.  He exercises shared dispositive rights over 466,513 shares in his capacity as the Trustee of a Family Trust and 829,279 shares in his capacity as an ESOP Trustee with the other ESOP Trustee.

(3)      Mr. Mark Larsen exercises sole voting rights over 253,526 shares held directly, 101,042 shares held in the ESOP account established for his benefit, and 473,519 shares underlying options.  He exercises sole dispositive rights over 253,526 shares held directly and 473,519 shares underlying his options.  He exercises shared dispositive rights over 829,279 shares in his capacity as an ESOP Trustee with the other ESOP Trustee.

 (4)      Mr. Conrad exercises sole voting and dispositive rights over 60,000 directly owned shares and 15,000 shares underlying options.

(5)      Mr. Danni exercises sole voting and dispositive rights over 21,667 shares underlying options.

(6)      Mr. Heath exercises sole voting and dispositive rights over 2,000 directly owned shares and 11,667 shares underlying options.

(7)      Mr. Lorimer exercises sole voting rights and dispositive rights over 611,074 directly held shares and 5,000 shares underlying options.

(8)      Mr. Mowry exercises sole voting rights over 19,411 shares held directly, 62,951 shares held in the ESOP account established for his benefit and 155,000 shares underlying options.  He exercises sole dispositive rights over the 19,411 shares directly held and 155,000 shares underlying his options.

(9)      Mr. Richmond exercises sole voting rights over 12,711 shares held directly, 56,849 shares held in the ESOP account established for his benefit and 155,000 shares underlying options.  He exercises sole dispositive rights over the 12,711 shares directly held and 155,000 shares underlying his options.

(10)    Mr. Youngbauer exercises sole voting rights over 166,574 shares held directly, 62,435 shares held in the ESOP account established for his benefit and 250,000 shares underlying options.  He exercises sole dispositive rights over the 166,574 shares directly held and 250,000 shares underlying his options.

*      Director
**      Officer Only

PROPOSAL 1:  ELECTION OF DIRECTORS
Directors

The directors are divided into three classes, each consisting of two persons so far as practicable, to be elected until the third succeeding annual meeting and until their successors have been duly elected or appointed and qualified or until death, retirement, resignation or removal.  The Company’s Bylaws limit service of the independent directors to two three year terms.  If recommended by the Chairman of the Board and approved by the Board, an independent director may serve one additional term.

Directors are subject to mandatory retirement at 70 years of age.  If a director reaches the age of 70 during his regularly elected term, he is allowed to serve out the term for which he was elected.

The nominees for election at the Annual Meeting are Mark J. Larsen, an incumbent management director, and Stephen V. Conrad, an incumbent independent director, both of whom are standing for re-election.  Please see biographical information for the directors and the nominees below.  If approved by the shareholders, Mark J. Larsen and Stephen V. Conrad will serve terms that will expire at the 2016 annual meeting.

The Named Executive Officers (“NEOs”) are elected by the Board at the annual directors' meeting which follows each annual shareholder’s meeting, to serve until the officer's successor has been duly elected and qualified, or until death, retirement, resignation or removal.

Recommendation of the Board

The Board recommends you vote For Proposal 1.

For the reasons provided in this Proxy Statement, we are asking shareholders to vote “FOR” the following resolution:

“RESOLVED, that the shareholders approve the election of each of Mark J. Larsen and Stephen V. Conrad as a director of the Company to serve until the third succeeding annual meeting of shareholders to be held in 2016 and until his successor has been duly elected or appointed and qualified.”

Business Experience of Directors and Officers

Set forth below is certain biographical information for each director and NEO as of the date of this Proxy Statement.  The Nominating Committee utilizes the framework of our corporate governance to select nominees based on their skills, achievements, and experience, and believes that each nominee should have experience in positions of responsibility and leadership and an understanding of our mineral, oil and natural gas exploration and production business.  The overall objective is to identify a group of directors that can best contribute to our long-term success.  All of the directors and the nominees discussed below are seasoned leaders who collectively bring to the Board a vast array of mineral, oil and gas industry, public company, private company, and other business experience, all at the senior executive officer level, and who meet our director qualification standards.  Among other attributes, each possesses a wide breadth of varied skills and experience in leadership, the natural resources and energy industries, finance and accounting, risk management, operations management, strategic planning, business development, regulatory and government affairs, corporate governance, human resources and compensation, and public policy qualities that led the Nominating Committee and the Board to conclude that these individuals should serve as our directors at this time, in light of our business and structure, overall industry environment, and our long-term strategy.  These specific experiences, qualifications, attributes, and skills of each director and nominee are briefly described below.  In addition, the directors and nominees represent diverse backgrounds, skill sets, and viewpoints, with a blend of historical and newer perspectives on our Company, and have a demonstrated ability to work collaboratively with candid discussion.

Keith G. Larsen (54) - Management Director.  Keith G. Larsen was employed by U.S. Energy and its affiliates in various non-executive positions from May of 1982 to November 25, 1997, at which time he became a director and President and Chief Operating Officer.  On August 23, 2005, he became Chairman of the Board and Chief Executive Officer.  Mr. Larsen’s experience and skills in negotiating complex transactions for acquiring, developing and selling mineral properties have led the Board to conclude that he should serve as a director, Chairman of the Board, Chief Executive Officer and as a member of the Executive Committee.

Thomas R. Bandy (59) - Independent Director.  Mr. Bandy was elected to the Board on June 29, 2012.  Mr. Bandy has over 35 years of management and operational experience in the oil and gas industry.  Since 2007, Mr. Bandy has worked for Blue Tip Energy Management, LLC, a private equity company, formed to purchase and expand producing oil and gas assets, which currently has assets in Utah, Wyoming, Kansas and Missouri.  As Executive Vice President of Business Development, his responsibilities are to assist in raising capital, supervise the effort in the search for assets to purchase and to supervise efforts to monetize the company’s oil and gas assets.  The Board has concluded that Mr. Bandy’s experience qualifies him for service as an independent director and as a member of the Compensation, Hedging and Nominating Committees.

Stephen V. Conrad (66) - Independent Director and Director Nominee.  Mr. Conrad was elected to the Board on June 25, 2010. Mr. Conrad is a former Partner of Deloitte & Touche LLP and Arthur Andersen LLP.  He has over 35 years of experience in serving public company clients including numerous oil and gas and mining companies.  For the past five years Mr. Conrad has been a managing member of several oil and gas exploration and development funds.  Mr. Conrad is a CPA with a B.S. Degree in accounting from Montana State University.  The Board has concluded that Mr. Conrad’s experience qualifies him for service as an independent director and as a member of the Audit, Compensation, Hedging and Nominating Committees.

Jerry W. Danni (60) - Independent Director.  Mr. Danni was elected to the Board on June 24, 2011.  Mr. Danni has more than 30 years of experience in the domestic and international mining industry including as Executive Vice President and Senior Vice President, Corporate Affairs for Golden Minerals Company; Senior Vice President, Environment, Health and Safety for Kinross Gold Corporation; Vice President, Environmental Affairs for Cyprus Climax Metals Company; and Director, Corporate Environmental and Government Affairs for Lac Minerals Ltd. Mr. Danni has a Bachelor of Chemistry degree from Western State College and is a member of the Society of Mining Engineers.  Mr. Danni has also served on the Board of Directors for the National Mining Association and the Board of Trustees of the Northwest Mining Association.  The Board has concluded that Mr. Danni’s experience qualifies him for service as an independent director and as a member of the Audit, Compensation and Nominating Committees.

Leo A. Heath (63) - Independent Director.  Mr. Heath was elected to the Board on June 24, 2011.  Mr. Heath has almost 40 years of experience in the oil and gas industry including as Department Head/Assistant Professor of Petroleum Engineering at Montana Tech; Manager of production engineering and field operations in Montana for EnCana Energy Resources, Inc.; District Manager and Production Manager for North American Resources Company; Partner and Owner of Sylvan Petroleum Corp.; Development Manager for Petro Lewis Corp.; Drilling and Production Manager for TXO Production Corp.; and other engineering positions with various other oil and gas companies. Mr. Heath has both a

Bachelor of Science degree in Petroleum Engineering and a Master’s degree in Project Engineering and Management from Montana Tech. Mr. Heath is a Registered Professional Engineer, a member of the Society of Petroleum Engineers, and also serves as a Member of the Board of Directors for the Montana Petroleum Association.  The Board has concluded that Mr. Heath’s experience qualifies him for service as an independent director and as a member of the Audit and Compensation Committees.

Mark J. Larsen (50) - Management Director and Director Nominee.  Mark J. Larsen was employed by U.S. Energy and its affiliates in various nonexecutive positions from June 1984 to August 23, 2005, at which time he became President and Chief Operating Officer of the Company. Mr. Larsen became a director of the Company in October 2006.  He graduated from the University of Wyoming with a B.S. Degree in Business Management.  The Board has concluded that Mr. Larsen’s skill in seeking opportunities for the Company, in executing acquisitions and sales of oil and gas properties, as well as developing strategies to create value from the acquisition and sale of assets qualify him for service as a director, President, Treasurer and Chief Operating Officer and as a member of the Executive Committee.

Robert Scott Lorimer (62) - Director.  Mr. Lorimer became a director of the Company in 2008.  Mr. Lorimer received a B.S. in Finance, Accounting, Economics and German from Brigham Young University and worked towards a Masters in Accountancy at the University of Nebraska. Prior to joining U.S. Energy Corp., Mr. Lorimer served as Controller for Federal American Partners, a joint venture between Tennessee Valley Authority, Federal Resources and American Nuclear. Mr. Lorimer has extensive experience in government, cost, tax and financial accounting.  Mr. Lorimer was employed as the Chief Accounting Officer of U.S. Energy and its subsidiaries from 1980 to 1989, and served as the Chief Financial Officer and Vice President of Finance and Treasurer of the Company from 1989 until his retirement in 2011.  Under his Executive Retirement benefits, Mr. Lorimer will receive 50% of his annual compensation at the date of retirement for five years as well as other employment benefits, including health insurance until such time as he reaches eligibility for Medicare coverage.  Mr. Lorimer will also be compensated for his service on the Board in the same manner as the independent directors, although he is not considered an Independent Director.  The Board has concluded that Mr. Lorimer’s experience qualifies him for service as a director.

Steven R. Youngbauer (63) - General Counsel and Secretary.  Mr. Youngbauer was appointed General Counsel and Secretary in January 2007, and served as Assistant Secretary and Associate General Counsel to U.S. Energy from February 2004.  Mr. Youngbauer has over 30 years of experience in the legal profession and 35 years in the oil and gas and mining industries.  Mr. Youngbauer has served in various capacities including President, Vice President and General Counsel for various mining and oil and gas companies.  Mr. Youngbauer received a Juris Doctorate Degree from the University of Wyoming Law School and he has served as a Wyoming State Senator, Chairman of the Wyoming Environmental Quality Council and on the Board of Directors of the Wyoming Mining Association.  The Board has concluded that Mr. Youngbauer’s experience qualifies him for service as General Counsel and Secretary of the Company.

Steven D. Richmond (42) - Chief Financial Officer.  Mr. Richmond was appointed to the position of Chief Financial Officer effective September 7, 2012.  Mr. Richmond has been employed by the Company and its subsidiaries since 1992 and he has served as Controller and Assistant Controller for the Company since 2003.  Mr. Richmond has over 12 years of experience in the accounting profession and 20 years in the oil and gas and mining industries.  Mr. Richmond received a Bachelor of Science degree in Business Administration from the University of Wyoming.

Bryon G. Mowry (54) - Principal Accounting Officer.  Mr. Mowry was appointed Principal Accounting Officer in June 2011, and has served as Controller and Assistant Controller for the Company since November 1995.  Mr. Mowry has over 30 years of experience in the accounting profession and 16 years in the oil and gas and mining industries.  Mr. Mowry has also held accounting positions in banking and education.  Mr. Mowry received a Bachelor of Arts degree in accounting and management information services from Chadron State College, Chadron, Nebraska.  Although, Mr. Mowry is a NEO under SEC rules, Mr. Mowry is not eligible for executive benefits.

Family Relationships

Keith G. Larsen, a director, Chief Executive Officer and Chairman of the Board, and Mark J. Larsen, a director, President, Chief Operating Officer and Treasurer, are brothers.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Exchange Act, directors, executive officers, and persons beneficially holding more than 10% of our common stock must report their initial ownership of our common stock and any changes in that ownership in reports that must be filed with the SEC and us.  The SEC has designated specific deadlines for these reports and we must identify in this Proxy Statement those persons who did not file these reports when due.

Based solely on a review of reports furnished to us and written representations from the filing persons, all directors, named executive officers, and 10% owners timely filed all reports regarding transactions in our securities required to be filed for 2012 under Section 16(a) of the Exchange Act.

PROPOSAL 2:  RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITIORS

The Board seeks shareholder ratification of the Audit Committee's appointment of Hein & Associates LLP, certified public accountants, to act as the auditors of our financial statements for the year ending December 31, 2013.  Hein & Associates LLP has audited our financial statements for the years ended December 31, 2011 and 2012.  The Audit Committee has not determined what action, if any, would be taken should the appointment of Hein & Associates LLP not be ratified at the meeting.

Principal Accounting Fees and Services

Hein & Associates LLP has been paid for fees and services in 2012 and 2011 as shown below:

	Year Ended December 31,
	2012	2011
Audit Fees (a)	$237,500	$255,200
Audit-Related Fees (b)	12,600	10,600
Tax Fees (c)	51,600	28,000
All Other Fees	60,000	7,700
Total	$361,700	$301,500

(a)      Includes fees for audit of the annual financial statements and review of quarterly financial information filed with the SEC.

(b)	Includes fees for audit of the annual financial statements for U.S. Energy’s wholly owned subsidiary, Energy One LLC.

(c)
The Audit Committee approves the terms of engagement before we engage the audit firm for audit and non-audit services, except as to engagements for services outside the scope of the original terms, in which instances the services are provided pursuant to pre-approval policies and procedures established by the Audit Committee.  These pre-approval policies and procedures are detailed as to the category of service and the Audit Committee is kept informed of each service provided.  These policies and procedures, and the work performed pursuant thereto, do not include any delegation to management of the Audit Committee's responsibilities under the Exchange Act.

The percentage of services provided for Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees for 2012 and 2011 are as follows:

	Year Ended December 31,
	2012	2011
Audit Fees	65.6%	84.6%
Audit-Related Fees	3.5%	3.5%
Tax Fees	14.3%	9.3%
All Other Fees	16.6%	2.6%
Total	100.0%	100.0%

Relationship with Independent Accountants

Hein & Associates LLP has audited the Company's financial statements for the twelve months ended December 31, 2011 and 2012.  A representative will be present at the meeting in person or by telephone to respond to appropriate questions, and will be provided the opportunity to make a statement at the meeting.  There have been no disagreements between the Company and Hein & Associates LLP concerning any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which were not resolved to the satisfaction of that firm.

Recommendation of the Board

The Board recommends you vote For Proposal 2.

For the reasons provided in this Proxy Statement, we are asking shareholders to vote “FOR” the following resolution:

“RESOLVED, that the shareholders ratify the Audit Committee's appointment of Hein & Associates LLP, certified public accountants, to act as the auditors of the Company’s financial statements for the year ending December 31, 2013.”

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

Our shareholders are entitled to cast an advisory vote at the Annual Meeting to approve the compensation of the NEOs as a group, as disclosed in this Proxy Statement.  As an advisory vote, this Proposal 3 is not binding on the Board or the Compensation Committee.  However, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by shareholders in their vote on this proposal and will continue to consider the outcome of the vote when making future compensation decisions for NEOs.

As discussed in detail in “Executive Compensation - Compensation Discussion and Analysis,” our executive compensation programs are designed to provide a competitive level of compensation to attract, motivate and retain talented and experienced executives and to motivate them to achieve short-term and long-term corporate goals that enhance shareholder value.

Recommendation of the Board

The Board recommends you vote For Proposal 3.

For the reasons provided in this Proxy Statement, we are asking shareholders to vote “FOR” the following resolution:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation philosophy, policies and procedures and the compensation of the NEOs for 2012 as disclosed in the proxy statement for U.S. Energy’s 2013 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC, including the ‘Compensation Discussion and Analysis’, the compensation tables and the narrative disclosures that accompany the compensation tables.”

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section describes the compensation programs for our principal Executive Officer, principal Financial Officer, and each of our other three most highly compensated executive officers for the 2012 fiscal year.  The NEOs for fiscal 2012 were:

•	Keith G. Larsen, Chairman of the Board and Chief Executive Officer;
•	Steven D. Richmond, Chief Financial Officer;
•	Mark J. Larsen, President, Chief Operating Officer and Treasurer;
•	Steven R. Youngbauer, General Counsel, and Secretary; and
•	Bryon Mowry, Principal Accounting Officer.

Compensation Philosophy

The Compensation Committee’s philosophy is (i) to use compensation to align the interests of the NEOs with shareholder interests, (ii) that executive compensation should be structured to incentivize and reward contributions made to the Company through the achievement of performance goals, and (iii) that compensation packages should be designed to attract and retain experienced executives.

Compensation Elements and 2012 Highlights

The summary below reflects the elements of our compensation program and the 2012 compensation highlights per element.

•	Base Salary

We pay each of our NEOs a competitive base salary that is designed to provide a dependable income source for baseline performance.  The Compensation Committee believes that base salary is critical in attracting and keeping outstanding employees at all levels.  Base salaries are determined by the Compensation Committee (subject to Board approval) for executive officer positions and are based on the scope of responsibilities, seniority, our ability to replace the individual, and other factors.  There were no changes to the base salary in 2012.

•	Cash Bonuses

We pay discretionary annual cash bonuses each year to all of our employees, including our NEOs.  Discretionary cash bonuses take two forms.  The first is an annual cash holiday bonus based on a percentage of base pay, ranging from 3-10%. The holiday bonus is paid at the discretion of management, depending on available cash and the budget for the next year.  The other is a discretionary annual bonus designed to reward exceptional performance or for use in special circumstances.  The Compensation Committee believes that the annual holiday bonus is an important tool in attracting and retaining outstanding employees at all levels.  The Compensation Committee further believes that discretionary bonuses provide important flexibility to reward contributions to the Company.

o
2012 Highlights:  As in past years, for 2012, the Compensation Committee approved holiday bonuses for all employees, including our NEOs, at 10% of base pay. In addition, the Compensation Committee paid discretionary annual bonuses of $8,000 each to Mr. Richmond and to Mr. Mowry for extraordinary service.

•	Performance Compensation Plan

The Performance Compensation Plan (“PCP”) is an annual performance-based cash bonus plan that was adopted in 2009 and amended in 2011.  Bonuses under the PCP are paid solely based on the achievement of certain performance goals established by the Compensation Committee at the beginning of each year.  All employees, including our NEOs, are eligible to participate in the PCP.  NEOs are generally eligible to earn a bonus of up to 100% of their base salary under the PCP.  Messrs. Richmond and Mowry were eligible to earn a bonus up to 50% of their base salary under the PCP in 2012.   Mr. Mowry is eligible to earn a bonus of up to 50% of his base salary under the PCP in 2013.  Other Company employees are eligible to earn between 10% and 50% of their base salary under the PCP.  The Compensation Committee believes that the PCP is essential to incentivize and reward contributions made to the Company through the achievement of performance goals.

o
2012 Highlights:  The Compensation Committee recommended changes to the PCP Bonus Matrix for 2012 that were adopted by the Board on March 22, 2012.  For the year ended December 31, 2012, the components of the PCP matrix for all employees is detailed in the following table and notes:

Target Percent
of Base Cash
Financial Factors	Compensation
Stock Price Factor (1)	20.0%
EPS Factor (2)	20.0%
Cash Flow Factor (3)	20.0%
Company Goals
Reserves (BOE) (4)	20.0%
Production (BOE/day) (5)	20.0%
100%

Financial Factors

(1)
Stock Price Factor - The 200 day average stock price ending December 31, 2012 must exceed the same 200 day average stock price ending December 31, 2011 by 15 percent or greater to earn the 20% assigned award.  No award will be earned for less than the targeted 15% increase in the 200 day moving day average stock price.

(2)	EPS Factor - For the year ended December 31, 2012, reported earnings per share must be $0.05 or more per share to attain the 20% award.

(3)
Cash Flow Factor - 2012 Cash Flows must be at least $21 million to trigger the award.  To qualify for the full 20% award, Cash Flow must be $30 million or greater.  Cash Flow between $21 million and $30 million will be awarded in 2% increments up to the full 20% allocated award amount.

Operational Factors

(4)	Reserves Factor - Increase proved oil and gas reserves by 30% at December 31, 2012 or 2013 from proved reserves at December 31, 2011.

(5)
Production Factor - Increase average daily oil and gas production for the year ended December 31, 2012 or 2013 by 40% from 2011.  No award will be earned for less than a 40% increase for the year ending December 31, 2012.

None of the PCP Bonus Matrix components were achieved in 2012 and as a result, no bonuses were accrued in 2012.

o
2013:  The Compensation Committee recommended adopting the 2012 PCP Bonus Matrix for 2013.  For the year ended December 31, 2013, the components of the PCP matrix for all employees is detailed in the following table and notes:

Target Percent
of Base Cash
Financial Factors	Compensation
Stock Price Factor (1)	20.0%
EPS Factor (2)	20.0%
Cash Flow Factor (3)	20.0%
Company Goals
Reserves (BOE) (4)	20.0%
Production (BOE/day) (5)	20.0%
100%

Financial Factors

(1)
Stock Price Factor - The 200 day average stock price ending December 31, 2013 must exceed the same 200 day average stock price ending December 31, 2012 by 15 percent or greater to earn the 20% assigned award.  No award will be earned for less than the targeted 15% increase in the 200 day moving day average stock price.

(2)	EPS Factor - For the year ended December 31, 2013, reported earnings per share must be $0.05 or more per share to attain the 20% award.

(3)
Cash Flow Factor - 2013 Cash Flows must be at least $21 million to trigger the award.  To qualify for the full 20% award, Cash Flow must be $30 million or greater.  Cash Flow between $21 million and $30 million will be awarded in 2% increments up to the full 20% allocated award amount.

Operational Factors

(4)	Reserves Factor - Increase proved oil and gas reserves by 30% at December 31, 2013 from proved reserves at December 31, 2012.

(5)
Production Factor - Increase average daily oil and gas production for the year ended December 31, 2013 by 40% from 201.  No award will be earned for less than a 40% increase for the year ending December 31, 2013.

•	Equity Incentive Awards

The Company has issued stock options and outright stock grants to our NEOs under the terms and conditions of our 2001 Stock Option Plan (“2001 ISOP”) and 2001 Stock Compensation Plan (“2001 SCP”).  The Company believes these equity incentives are vital to align the interests of our NEOs with those of our stockholders.

2001 ISOP:  The 2001 ISOP expired on December 6, 2011. Outstanding options previously granted pursuant to the 2001 ISOP were both non-qualified stock options and options that were intended to qualify under section 422 of the Internal Revenue Code as incentive stock options. Options were issued at exercise prices equal to the market price on the relevant grant dates and vested (became exercisable) at various times as determined by the Compensation Committee and approved by the Board.  All options are exercisable for cash, delivery of shares of common stock (valued at market), or on a “net” or “immaculate” exercise.  Any income tax due as a result of the exercise of options is paid by the holder of the options at the time of exercise either in cash or shares being withheld resulting in fewer shares being issued.   All options granted under the 2001 ISOP prior to the expiration date will remain in effect pursuant to the terms under which they were issued.

2001 SCP:  Under the 2001 SCP, each eligible executive officer received 5,000 shares of U.S. Energy common stock per quarter, which was grossed up for the federal income tax effect on the issuance of shares to the executives.  The shares are fully vested when issued, but cannot be sold, pledged or otherwise transferred until retirement, total disability or death.  Awards are not tied to any metric of Company or executive performance.

Pursuant to the 2001 SCP, each of our NEOs except Messrs. Richmond and Mowry received a total of 20,000 shares of U.S. Energy common stock in 2012 (5,000 shares per quarter).  At the 2012 Annual Meeting, our stockholders approved our new 2012 Equity Plan.  As a result, the 2001 SCP terminated on April 20, 2013 and the last shares issued under the 2001 SCP by the Company were in April 2013.   All future stock awards will be issued pursuant to the 2012 Equity Plan approved by the Shareholders.

2012 Equity Plan:  At the 2012 Annual Meeting, our stockholders approved our new 2012 Equity Plan.  Messrs. Richmond and Mowry were each issued 25,000 options to purchase Company stock on July 10, 2012 at an exercise price of $2.32 per share for superior performance as provided in the 2012 Equity Plan.

•	Executive Officer Retirement Benefits

A retirement plan for executives was approved by the Board on October 20, 2005.  Eligibility requirements for receiving benefits under the plan include reaching age 60 and having served for a minimum of 15 years as a designated executive and being employed by the Company on December 31, 2010.

Benefits include five years of payments equal to 50% of the greater of the average of the individual’s last five years of base pay or the last annual base pay.  As a condition to payments, an executive, if requested by the Board, will provide up to 1,040 post-retirement consulting hours per year to assist with transition to other executives.  If a retired executive is asked to provide more than 1,040 hours, he will be compensated at commensurate hourly rates.  In the case of death, benefits will be paid to the executive’s estate.  Beginning in 2007, the required funding for current officers was funded through a Rabbi Trust administered by a third party trustee.

In addition, upon retirement, officers are generally eligible for healthcare insurance for themselves and their spouse until the employee reaches Medicare eligibility.

•	Employment Contracts and Executive Severance and Non-compete Agreements

We have employment contracts and individual severance and non-compete agreements for executive officers Keith G. Larsen (Chairman and CEO), Mark J. Larsen (President), and Steven R. Youngbauer (Secretary and General Counsel), to ensure they remain focused on current operations as well as maintain protection against competition in the event of a change in control of the Company. Please see “Potential Payments upon Change in Control” for additional details.

o
2012 Highlights:  In 2012, the existing employment agreements, with our CEO, President, and Secretary and General Counsel, which were scheduled to expire on April 20, 2012 were extended until April 20, 2013.  In addition, the PCP Matrix was revised as discussed above.

o
2013:  On April 19, 2013, the existing employment agreements, with our CEO, President, and Secretary and General Counsel, which were scheduled to expire on April 20, 2013 were extended until October 20, 2013.

•	Benefits and Perquisites

Each of our NEOs is eligible to participate in Company-wide retirement and health and welfare plans, including an ESOP and a 401(k) Plan.  Other than company-wide health insurance premiums paid by us, there are no material perquisites afforded to our NEOs.

o	2012 Highlights: No changes in the Benefits and Perquisites were made in 2012.

Compensation Process

Each year, the Compensation Committee is provided information on Company and individual and department performance by the executives.  The Compensation Committee then undertakes an analysis of the compensation package to determine if any component should be recommended to the Board for

changes.   In making its determinations, the Compensation Committee does not consider the impact upon the Company of the accounting treatment of any form of compensation paid to the executives, and gives only limited consideration to the tax treatment of such compensation.  With regard to the executives who have employment contracts with the Company, the PCP criteria or metrics to be attained (and the weight assigned to each) may be changed by the Board, but the PCP target bonus cannot be changed for any executive without his concurrence.  Any changes to compensation for non-executive employees related to the executives must also be approved by the Compensation Committee.   Neither management nor any consultants participate in the Compensation Committee’s deliberations.

In the first quarter of 2012, our Compensation Committee retained a compensation consultant, Denver Compensation & Benefits, LLC (“Denver Compensation & Benefits”), to review our policies and procedures with respect to executive compensation in 2011. Denver Compensation & Benefits reviewed the roles and job responsibilities of each of the executive officers, compiled an industry peer group for comparison of compensation policies and then prepared and provided to the Compensation Committee an executive compensation review for the Company. Any reference to the CFO by Denver Compensation & Benefits relates to the Company’s previous CFO, Mr. Lorimer, who retired during 2011.  The peer group utilized for the analysis included the following companies (hereinafter referred to as the “Peer Group”):

•	Barnwell Industries,
•	CAMCA Energy Inc.,
•	Double Eagle Petroleum Co.,
•	FX Energy, Inc.,
•	Gastar Exploration Limited (USE),
•	GeoMet, Inc.,
•	Isramco, Inc.,
•	Magellan Petroleum Corporation,
•	Sonde Resources Corp.,
•	Toreador Resources Corporation,
•	Abraxas Petroleum Corp.,
•	Endeavour International Corporation,
•	CREDO Petroleum Corporation,
•	Gasco Energy, Inc.,
•	HKN, Inc.
•	Tengasco, Inc.,
•	Revette Minerals Inc. and
•	Rockwell Diamonds, Inc.

Based upon a comparison of U.S. Energy’s executive compensation and the Peer Group, Denver Compensation & Benefits made the following findings and conclusions:

•
The base salary for the CEO and General Counsel were below the market median at the 17th and 27th percentiles, respectively.  The COO and CFO were much closer to the market median for base salary, at the 47th and 62nd percentiles.

•
The short-term compensation (“STI”) for the CEO, COO and General Counsel was significantly below the market median for STI, with STI at the 28th, 35th and 36th percentiles, respectively.  For the CFO, STI was in-line with the market median at the 47th percentile.

•
The total cash compensation (“TCC”) for the CEO, COO and General Counsel was significantly below the market median at the 22nd, 35th and 23rd percentiles, respectively.  For the CFO, TCC was in-line with the market median at the 57th percentile.

•
The long-term incentive compensation (“LTI”) awards for the CEO, COO, CFO and General Counsel was significantly above the market median, at the 67th, 76th, 74th and 84th percentiles, respectively.  This is primarily the result of grants under the Stock Award Program originally approved by the shareholders in 2001, with an amendment approved by the shareholders in 2007.

•
The total direct compensation (“TDC”) for the CEO was in-line with the market median at the 51st percentile.  However, due to the LTI awards (primarily under the Stock Award Program), TDC for the COO, CFO and General Counsel was above the market median, ranging from the 70th to 76th percentiles.

•
In summary, the Company’s: (i) TDC for all NEOs is generally in-line with market norms; (ii) STI is generally in-line with market practices as well as target bonuses as a percent of the base salary; and (iii) LTI is also generally in-line with market practices with regard to the form of the awards.  The majority of the Peer Group uses restricted stock with some form of vesting requirement.

Based on the Compensation Committee’s review of the information provided to it by Denver Compensation & Benefits, the Compensation Committee has determined that the compensation package generally was consistent with compensation arrangements at similarly-sized corporations in the oil and gas and minerals business.  Based on the findings of Denver Compensation and Benefits, and the fact that at the 2012 Annual Shareholders Meeting, the shareholders’ advisory vote on executive compensation (“say-on-pay”) was 7,473,115 votes for, 1,917,274 against and 60,758 votes abstaining, the Compensation Committee did not undertake to make material structural changes to the compensation program for 2012.

Actual payment of each of component of compensation (except the award of options and stock, which is determined only by the Compensation Committee) is made on authorization of the Board, following the recommendations of the Compensation Committee each year.  The amount earned or payable under each component is considered independent of the other components.  Base salary is paid regardless of company-wide performance or payment of cash bonuses, and awards of options and stock are not related to salaries or cash bonuses.  We currently do not have any policies regarding the adjustment or claw back of payments or awards, if after payment or award the Company level performance measures are restated or otherwise adjusted in a manner that would have reduced the size of the payment or award.  The Board and the Compensation Committee will continue to monitor provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act for guidance before determining whether the implementation of such policies is appropriate.  We will continue to periodically review best practices and re-evaluate our position with respect to such matters. The Committee will also carefully consider the 2013 shareholder advisory vote on executive compensation in determining the 2013 PCP.

Summary Compensation Table

Name and Position	Year	Salary	Bonus (1)	Stock Awards (2)	Option Awards (3)	Non-Equity Incentive Compensation (4)	Change in Pension Value & Non-Qualified Deferred Compensation Earnings (5)	All Other Compensation (6)	Total
Keith G. Larsen, Chairman and Chief Executive Officer	2012	$257,300	$25,700	$87,300	$--	$--	$22,700	$29,400	$422,400
	2011	$257,300	$25,700	$152,800	$--	$52,600	$21,600	$29,000	$539,000
	2010	$257,300	$25,700	$174,300	$--	$193,000	$20,500	$33,000	$683,300

Steven D. Richmond, Chief Financial Officer	2012	$155,000	$23,500	$-	$32,600	$--	$--	$22,900	$234,000

Mark J. Larsen, President and COO	2012	$249,300	$24,900	$87,300	$--	$--	$18,000	$29,400	$408,900
	2011	$248,500	$24,900	$152,800	$--	$50,900	$17,100	$29,100	$523,300
	2010	$248,800	$24,900	$174,300	$--	$187,000	$16,400	$33,100	$668,100

Steven R. Youngbauer, General Counsel	2012	$175,800	$17,600	$87,300	$--	$--	$--	$30,200	$310,900
	2011	$175,800	$17,600	$152,800	$--	$35,900	$3,500	$29,900	$415,500
	2010	$175,800	$17,600	$174,300	$--	$131,800	$3,300	$33,900	$533,400

Bryon G. Mowry, Principal Accounting Officer	2012	$155,000	$23,500	$--	$32,600	$--	$--	$22,900	$234,000
	2011	$137,700	$13,800	$--	$--	$9,800	$--	$24,700	$186,000

(1)
All officers and employees were paid a 10% of base compensation holiday bonus during the years ended December 31, 2012, 2011 and 2010.  An additional cash bonus of $8,000 was paid to the Company’s CFO and Principal Accounting Officer in 2012.

(2)
Each eligible officer received 5,000 shares per quarter of U.S. Energy’s common stock under the 2001 SCP during the years ended December 31, 2012, 2011 and 2010, respectively.  Each grant of shares was made at the beginning of each quarter and valued at market. U.S. Energy paid all applicable taxes on these shares as the executives have agreed not to sell, transfer or pledge these shares until the first of either of their retirement, total disability or death. The amounts do not represent cash paid by U.S. Energy to these persons.

(3)
The Company grants options to its employees and officers from time to time.  Grants are not scheduled or part of any incentive compensation plan.  There were no option grants in 2011 or 2010.  The value of option grants in 2012 is based on the ASC Topic 718 value of such grants, as set forth in Footnote M of our Form 10-K filed on March 18, 2013.

(4)
The Compensation Committee granted performance bonuses under the PCP at December 31, 2011 in the amount of $52,600 to Keith Larsen, $50,900 to Mark Larsen, $35,900 to Steve Youngbauer and $9,800 to Bryon Mowry.  These bonuses were paid during the first quarter of 2012.

During the year ended December 31, 2010, bonuses were accrued under the PCP in the amount of $193,000 for Keith Larsen, $187,000 for Mark Larsen and $131,800 for Steve Youngbauer.  These bonuses were paid during the first quarter of 2011.

(5)
The amounts shown in this column are attributable to the increase, if any, in the actuarial value of each NEO's combined benefits under our qualified and nonqualified benefit plans determined using interest rate and mortality assumptions consistent with those used in our financial statements.  No NEO received preferential or above market earnings on deferred compensation.

(6)	Components of Other Compensation consist of life insurance, ESOP and 401(k) contributions. These areas of compensation are detailed in the following table:

		Life	ESOP	401(K)
		Insurance	Contribution	Contribution	Total
			(a)	(b)
Keith G. Larsen	2012	$400	$25,000	$4,000	$29,400
	2011	$300	$24,700	$4,000	$29,000
	2010	$300	$28,700	$4,000	$33,000

Steven D. Richmond	2012	$100	$18,800	$4,000	$22,900

Mark J. Larsen	2012	$400	$25,000	$4,000	$29,400
	2011	$400	$24,700	$4,000	$29,100
	2010	$400	$28,700	$4,000	$33,100

Steven R. Youngbauer	2012	$1,200	$25,000	$4,000	$30,200
	2011	$1,200	$24,700	$4,000	$29,900
	2010	$1,200	$28,700	$4,000	$33,900

Bryon G. Mowry	2012	$100	$18,800	$4,000	$22,900
	2011	$100	$20,600	$4,000	$24,700

(a)      Each executive officer participates in the ESOP, which was established to make annual contributions to employee retirement.  During 2012, 2011 and 2010, all officers received a contribution to their ESOP accounts of 10% in common stock of the Company.  The computation of the 10% contribution of wages paid is limited by the Internal Revenue Code.  In addition to the 10% funding, the officers received certain unallocated shares from terminated employees pursuant to the terms of the ESOP.  The value of these forfeited shares is included in the officer compensation.

(b)      All executives also participate in the 401(k) plan and all received a $4,000 contribution during 2012, 2011 and 2010 as matching funds under the plan for their contributions to the plan.

Grants of Plan-Based Awards

On the recommendation of the Compensation Committee, the Board approved stock awards under the 2001 SCP to each of the eligible NEOs, non-equity awards under the 2012 PCP to each of the NEOs and option awards to the CFO and Principal Accounting Officer under the 2012 Equity Plan in 2012.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Extimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards		All Other Option Awards	Exercise or Base Price of Option Awards
Name and Position	Grant Date	Threshold	Target	Max		Threshold	Target	Max.
		($)	($)	($)		(#)	(#)	(#)	(#)		(#)	($/SH)
Keith G. Larsen, Chairman and Chief Executive Officer	01/03/12	$--	$--	$--		--	--	--	5,000	(1)	--	$--
	03/22/12	$5,100	$257,300	$257,300	(2)	--	--	--	--		--	$--
	04/02/12	$--	$--	$--		--	--	--	5,000	(1)	--	$--
	07/02/12	$--	$--	$--		--	--	--	5,000	(1)	--	$--
	10/01/12	$--	$--	$--		--	--	--	5,000	(1)	--	$--

Mark J. Larsen, President and COO	01/03/12	$--	$--	$--		--	--	--	5,000	(1)	--	$--
	03/22/12	$5,000	$249,300	$249,300	(2)	--	--	--	--		--	$--
	04/02/12	$--	$--	$--		--	--	--	5,000	(1)	--	$--
	07/02/12	$--	$--	$--		--	--	--	5,000	(1)	--	$--
	10/01/12	$--	$--	$--		--	--	--	5,000	(1)	--	$--

Steven D. Richmond, Chief Financial Officer	03/22/12	$1,600	$77,500	$77,500	(2)	--	--	--	--		--	$--
	07/11/12	$--	$--	$--		--	--	--	--		25,000	$2.32

Steven R. Youngbauer, General Counsel	01/03/12	$--	$--	$--		--	--	--	5,000	(1)	--	$--
	03/22/12	$3,500	$175,800	$175,800	(2)	--	--	--	--		--	$--
	04/02/12	$--	$--	$--		--	--	--	5,000	(1)	--	$--
	07/02/12	$--	$--	$--		--	--	--	5,000	(1)	--	$--
	10/01/12	$--	$--	$--		--	--	--	5,000	(1)	--	$--

Bryon G. Mowry, Principal Accounting Officer	03/22/12	$1,600	$77,500	$77,500	(2)	--	--	--	--		--	$--
	07/11/12	$--	$--	$--		--	--	--	--		25,000	$2.32

(1)	Shares granted under the 2001 SCP.
(2)	Amounts potentially earned under the 2012 PCP. None of the PCP Bonus Matrix components were achieved in 2012 and as a result, no payments were made under the 2012 PCP Bonus Matrix.

Outstanding Equity Awards at December 31, 2012

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of shares of stock that have not vested	Market Value of shares of stock that have not vested	Equity Incentive Plan Awards: Number of unearned shares, units or other rights that have not vested	Equity Incentive Plan Awards: Market or payout value of unearned shares, units or other rights that have not vested
	(#)	(#)	(#)	($/SH)		(#)	($)	(#)	($)
Name and Position	Exercisable	Unexercisable

Keith G. Larsen
Chairman/CEO	59,350	--	--	$2.46	06/30/14	N/A	N/A	N/A	N/A
	75,000	--	--	$2.52	09/21/18	N/A	N/A	N/A	N/A
	100,000	--	--	$3.86	10/13/15	N/A	N/A	N/A	N/A
	150,000	--	--	$4.97	07/26/17	N/A	N/A	N/A	N/A

Steven D. Richmond
CFO	--	25,000	--	$2.32	07/10/22	N/A	N/A	N/A	N/A
	50,000	--	--	$2.46	06/30/14	N/A	N/A	N/A	N/A
	30,000	--	--	$2.52	09/21/18	N/A	N/A	N/A	N/A
	75,000	--	--	$4.97	07/26/17	N/A	N/A	N/A	N/A

Mark J. Larsen
President/COO	98,519	--	--	$2.46	06/30/14	N/A	N/A	N/A	N/A
	75,000	--	--	$2.52	09/21/18	N/A	N/A	N/A	N/A
	100,000	--	--	$3.86	10/13/15	N/A	N/A	N/A	N/A
	200,000	--	--	$4.97	07/26/17

Steven R. Youngbauer
General Counsel	25,000	--	--	$2.46	06/30/14	N/A	N/A	N/A	N/A
	75,000	--	--	$2.52	09/21/18	N/A	N/A	N/A	N/A
	50,000	--	--	$3.86	10/13/15	N/A	N/A	N/A	N/A
	100,000	--	--	$4.97	07/26/17	N/A	N/A	N/A	N/A

Bryon G. Mowry
Principal Accounting Officer	--	25,000	--	$2.32	07/10/22	N/A	N/A	N/A	N/A
	50,000	--	--	$2.46	06/30/14	N/A	N/A	N/A	N/A
	30,000	--	--	$2.52	09/21/18	N/A	N/A	N/A	N/A
	75,000	--	--	$4.97	07/26/17	N/A	N/A	N/A	N/A

Option Exercises and Stock Vested

		Option Awards		Stock Awards
		Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Name and Position		(#)	($)	(#)	($)

Keith G. Larsen	2012	--	$--	20,000	$87,300
Chairman/CEO	2011	52,556	$24,200	20,000	$152,800
	2010	267,734	$763,000	20,000	$174,300

Steven D. Richmond	2012	--	$--	--	$--
CFO

Mark J. Larsen	2012	--	$--	20,000	$87,300
President/COO	2011	52,556	$21,000	20,000	$152,800
	2010	41,248	$137,400	20,000	$174,300

Steven R. Youngbauer	2012	--	$--	20,000	$87,300
General Counsel	2011	--	$--	20,000	$152,800
	2010	--	$--	20,000	$174,300

Bryon G. Mowry	2012	--	$--	--	$--
Principal Accounting Officer	2011	15,000	$39,800	--	$--

(1)
Value of shares issued under the 2001 SCP on the date of issue.  U.S. Energy pays all taxes due on these shares as the executive officer recipient has agreed not to sell, transfer or pledge these shares until his retirement, permanent disability or death.

Pension Benefits

The Company adopted an executive retirement policy in 2005 and amended it in 2006 and 2007.  The executive retirement policy, like the policy for all Company employees, sets a mandatory retirement age of 70, although the Board may request service thereafter.

The executive retirement policy provides retirement benefits for an eligible officer who has reached 60 years of age and has served a minimum of 15 years as an executive officer.  All conditions of eligibility must be met completely to qualify for cash payments under the plan.  The officers potentially eligible for this benefit under the plan as amended are Keith G. Larsen and Mark J. Larsen.  Retired former CFO Robert Scott Lorimer became eligible for retirement under the executive retirement policy in January 2011 and started collecting benefits under the retirement policy on July 1, 2011.  Keith G. Larsen will be eligible for retirement in October 2018 and Mark J. Larsen will become eligible for retirement in October 2022.

At retirement, an executive will receive, for five years, 50% of the greater of (i) annual base salary (using his final regular pay check to calculate the annual rate), or (ii) the average annual salary which he received over the last five years.  The benefit will be paid monthly (in accordance with normal bi-weekly payroll practices) for five years following retirement from employment.  The first six months of benefits may be paid in the seventh month for a “specified employee” (as defined in Section 409(a)(2)(B) of the

Internal Revenue Code) instead of bi-weekly for the first six months.  At death, the unpaid installments will be paid to his designee (or classes of preference beneficiaries, if there is no designee).  The benefits are not assignable.  No perquisites will be continued or provided.

The retired executive will be available to the Company for up to 1,040 hours per year during the benefit period for consulting or other services the Board deems is needed, for which he will not be paid any additional compensation.  Services in addition to the annual available hours would be compensated on an hourly basis at the rate in effect at retirement.  This retirement benefit may be extended beyond the benefit period at the discretion of the Board at a rate which would be negotiated but would not be less than the initial retirement rate.

During 2008, the Board ratified the recommendation of the Compensation Committee to fund the executive retirement plan for the three eligible officers.  The plan is managed by an independent trustee. Annual amounts are set aside to fund the retirement plan and the healthcare insurance benefit and will be paid out per the plan by the trustee to eligible retired officers pursuant to the terms of the plan and the executives’ employment contracts.

The following table sets forth the pension and post-termination health benefits that may be due our NEOs:

Name and Position	Plan Year	Number of Years Credited Service	Present Value of Accumulated Salary Benefit (1)	Present Value of Accumulated Health Insurance Benefit (2)

Keith G. Larsen	2012	15	$431,200	$68,400
Chairman/CEO	2011	14	$411,600	$65,300
	2010	13	$393,000	$62,300

Mark J. Larsen	2012	7	$347,200	$56,800
President/COO	2011	6	$331,700	$54,300
	2010	5	$317,000	$51,900

Steven R. Youngbauer	2012		$--	$70,300
General Counsel/Secretary	2011		$--	$70,300
	2010		$--	$66,800

(1)
The Company utilizes a certified actuary to compute the present value of the retirement benefit under the executive retirement plan based upon mortality tables, termination factors, interest rates and longevity of each officer.

(2)
The Company utilizes a certified actuary to compute the present value of the health insurance benefit under the employment contracts based on mortality tables, termination factors, interest rates and longevity of each officer.  The actuarial consultant reviewed prevailing interest rates for high-quality long term fixed-income investments. The basis used to determine the overall expected long-term rate of return on assets assumption was an analysis of the historical rate of return for a portfolio with a similar asset allocation.  The duration of the plan's liabilities as of December 31, 2012, was 16.0 years.  Based on this review and the plan's duration, the actuarial

consultant determined a reasonable discount rate of 4.5%.   The actuarial consultant also used widely accepted mortality rate tables, the age and longevity of the plan participants when completing the computations for the present value of the retirement and health insurance benefits.

Retired former CFO Robert Scott Lorimer will receive retirement benefits under the plan from July 1, 2011 through June 30, 2016.  Mr. Lorimer is also eligible for reimbursement of healthcare insurance benefit costs, limited to the amount paid by the Company for its executives as determined from time to time, for himself and his spouse until he reaches Medicare eligibility.  During the year ended December 31, 2012, Mr. Lorimer received retirement payments totaling $121,700.

Nonqualified Deferred Compensation

None of the executives participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by the Company.  The Compensation Committee may elect to provide these benefits in the future but there are no current plans to do so.

Potential Payments upon Termination or a Change in Control

Employment Agreements

The Company has executive employment agreements with three executive officers, Keith G. Larsen, Mark J. Larsen, and Steven R. Youngbauer.  Pursuant to the employment agreements, if the executive’s employment is terminated by the Company without cause, or by the executive for good reason, the Company will pay him a lump sum equal to (i) 299% of the annual base compensation then in effect (200% in the case of Mr. Youngbauer, due to his lesser period of service with the Company), plus (ii) an amount equal to the value of all vested options based on market price of the Company’s common stock at termination date.  If employment is terminated following a change in control of the Company, payments will, in lieu of the foregoing amounts, be made to the executive as required under the Executive Severance and Non-Compete Agreements (see “Compensation Discussion and Analysis – Executive Severance and Non-Compete Agreements” above).

Executive Severance and Non-Compete Agreements

U.S. Energy has Executive Severance and Non-Compete Agreements with Keith G. Larsen, Mark J. Larsen, Steven R. Youngbauer and Richard P. Larsen which combine severance and non-compete provisions.

Each agreement provides that if the executive’s employment is terminated within three years of a change in control of the Company, the Company will be required to pay (i) an amount equal to 2.99 times the average annual compensation includible in the Executive’s gross income paid by the Company during the Executive’s three taxable years ending before the change in control, (ii) legal fees and expenses incurred by such persons as a result of termination; (iii) the difference between market value (as of the termination date) of shares issuable on exercise of options and the options' exercise price; (iv) continued insurance coverage (life, health, medical, and disability); (v) any unpaid bonuses (including a pro rata (based on months of service in the year of termination) portion of bonuses paid in the calendar year after termination, if he served for at least six months in the termination year); (vi) two years of non-compete compensation ($200,000 per year) and (vii) a $1 million term life policy with the premiums to be paid by the Company; total premiums paid will be reimbursed from any death benefits paid.

A change of control is defined to mean:

•
any person is or becomes the beneficial owner of 25% or more of a class of equity securities of the Company, which in the aggregate provide such beneficial owner with 25% or more of the votes entitled to be cast with respect to the election of members of the Board (unless the change in the Board was approved by a majority of all members of the Board before  the change);

•
during any two consecutive years, the directors at the beginning of the period cease to be a majority of the Board (unless the change in the Board was approved by a majority of all members of the Board before  the change);

•
any person acquires more than 25% of the outstanding shares of voting securities of the Company, coupled with or followed by the election of directors of the Company of persons who were not directors at the time of such acquisition, if such directors comprise a majority of the Board; or

•
as a result of a tender offer, merger, consolidation, sale of assets, contested election or any combination of those or similar transactions, the directors of the Company immediately before such transaction(s) shall cease to constitute a majority of the Board.

If there is a change in control, the executive’s employment will be deemed terminated if he is subsequently assigned duties inconsistent with prior responsibilities, he is not re-elected to the same positions, his base salary is reduced, he is reassigned to offices more than 25 miles from the location of the Company’s principal executive offices immediately prior to the change in control, or any benefit or compensation elements are changed adversely to him.  In addition, the executive will be compensated for two years after termination of employment for agreeing not to directly or indirectly be involved in the minerals business in most of the western United States.

This table shows our potential payment obligations under the employment agreements and the severance and non-compete agreements, as if termination took place on December 31, 2012.  Actual payments could be more or less.  For the option buyout component, the closing market price of U.S. Energy’s stock on December 31, 2012 is used.  No estimate is made of legal fees that might be involved.

		By Company Without Cause or By Executive for Good Reason
Name / Element of Compensation	Voluntary	Non Change in Control	Following Change in Control(1)	For Cause
Keith G. Larsen
Cash Compensation
Severance / Salary Continuation(2)	$--	$771,900	$1,765,500	$--
Valuation of Health Insurance(3)	$--	$--	$40,800	$--
Health Benefit - Continuation(4)	$--	$--	$--	$--
Stock Option Buyout(5)	$--	$--	$--	$--

Steven D. Richmond
Cash Compensation
Severance / Salary Continuation(2)	$--	$--	$--	$--
Valuation of Health Insurance(3)	$--	$--	$--	$--
Health Benefit - Continuation(4)	$--	$--	$--	$--
Stock Option Buyout(5)	$--	$--	$--	$--

Mark J. Larsen
Cash Compensation
Severance / Salary Continuation(2)	$--	$747,900	$1,723,300	$--
Valuation of Health Insurance(3)	$--	$--	$40,800	$--
Health Benefit - Continuation(4)	$--	$--	$--	$--
Stock Option Buyout(5)	$--	$--	$--	$--

Steven R. Youngbauer
Cash Compensation
Severance / Salary Continuation(2)	$--	$351,600	$1,303,900	$--
Valuation of Health Insurance(3)	$--	$--	$40,800	$--
Health Benefit - Continuation(4)	$70,300	$70,300	$--	$70,300
Stock Option Buyout(5)	$--	$--	$--	$--

Bryon G. Mowry
Cash Compensation
Severance / Salary Continuation(2)	$--	$--	$--	$--
Valuation of Health Insurance(3)	$--	$--	$--	$--
Health Benefit - Continuation(4)	$--	$--	$--	$--
Stock Option Buyout(5)	$--	$--	$--	$--

(1)
A benefit is only payable if, the executive’s employment is terminated or deemed to be terminated if he is subsequently assigned duties inconsistent with prior responsibilities, he is not re-elected to the same positions, his base salary is reduced, he is reassigned to offices more than 25 miles from the location of the Company’s principal executive offices immediately prior to the change in control, or any benefit or compensation elements are changed adversely to him.  In addition, the executive will be compensated for two years after termination of employment for agreeing not to directly or indirectly be involved in the minerals business in most of the western United States.  The Company currently provides for no tax gross-ups in respect of “excess parachute payments” within the meaning of Section 280G and Section 4999 of the Code.

(2)	In determining the severance amounts for each Named Executive Officer, the following was used:
a.
Upon termination “By Company Without Cause or By Executive for Good Reason Prior to a Change in Control” for Messrs. Keith Larsen and Mark Larsen severance payments are determined pursuant to their respective employment agreements, which state that the executive is to receive three times his base salary.

b.
Upon termination “By Company Without Cause or By Executive for Good Reason Prior to a Change in Control” for Mr. Youngbauer, his severance payments is determined pursuant to his employment agreement, which states that he is to receive two times his base salary.

c.
Upon termination “By Company Without Cause or By Executive for Good Reason, Following Change in Control” for Messrs. Keith Larsen, Mark Larsen and Steven Youngbauer payments are determined pursuant to their respective “Executive Severance and Non-Compete Agreement”, which state that the executive is to receive an amount of 299% of average compensation based on the average annual compensation for the three year period ending on December 31, 2012.

(3)
In determining the valuation of health insurance each Named Executive Officer, is to receive twice the annual value of the Company’s health insurance benefit.  Messrs. Keith Larsen, Mark Larsen and Steven Youngbauer are to receive the payment pursuant to the “Executive Severance and Non-Compete Agreement.

(4)
The valuation of the health benefit continuation was determined pursuant to the “Executive Employment Agreement”, which states that the Named Executive Officer is to receive health insurance benefits until the retired executive is eligible for Medicare or five years whichever is sooner.  Mr. Youngbauer is the only executive that currently qualifies for the health benefit continuation.

(5)	The valuation of the stock option buyout was determined by the Company’s closing stock price on the last business day of 2012.

Non-Employee Director Compensation

Directors who are full-time employees of the Company are not paid for service as directors.  As part of its overall compensation analysis, the Company engaged Denver Compensation & Benefits to perform an analysis of our compensation to Executive Officers and Directors.  To perform this analysis, Denver Compensation & Benefits benchmarked our compensation for non-employee directors against the director compensation levels of the Peer Group.  After reviewing the results and recommendations set forth in the Denver Compensation & Benefits report, the Board decided to make several changes to the Company’s non-employee director compensation.  Directors who are full-time employees of the Company will continue to not be paid for service as directors and non-employee directors will continue to receive cash payments of $2,500 per month.   Committee Chairmen receive the following additional annual compensation, paid 1/12th monthly:  Audit Committee $15,000 per year; Compensation Committee $7,500 per year and Nominating Committee $5,000 per year.  In addition, non-employee directors received $1,000 for attending Board meetings in person, and reimbursements for any travel expenses incurred in attending the meetings.  On March 22, 2012, the Board granted 15,000 stock options to all of the independent directors, except for Mr. Winters who was granted 10,000 stock options.  The stock options will be granted under the 2008 Stock Option Plan for Independent Directors.  The stock options will vest in equal tranches annually over a three-year period, except that Mr. Winters’ stock options vested immediately.  All unvested options will immediately vest upon the discontinuation of a director’s service with the board.  Amounts paid to these directors in 2012, 2011 and 2010 were as follows:

	Fee Earned or Paid in Cash (1)	Stock Awards	Options Awards (2)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation (3)	Total
	($)	($)	($)	($)	($)	($)	($)
Name
Allen S. Winters (4)
2012	$16,750	$--	$15,300	N/A	N/A	$10,000	$42,050
2011	$29,500	$--	$--	N/A	N/A	$15,000	$44,500
2010	$21,500	$--	$--	N/A	N/A	$14,500	$36,000

Stephen V. Conrad
2012	$46,200	$--	$24,600	N/A	N/A	$3,500	$74,300
2011	$30,600	$--	$--	N/A	N/A	$15,000	$45,600
2010	$17,700	$--	$29,900	N/A	N/A	$2,500	$50,100

Robert Scott Lorimer (5)
2012	$36,000	$--	$24,600	N/A	N/A	$3,500	$64,100
2011	$16,000	$--	$--	N/A	N/A	$3,000	$19,000

Jerry W. Danni
2012	$42,250	$--	$24,600	N/A	N/A	$3,500	$70,350
2011	$16,500	$--	$23,400	N/A	N/A	$3,000	$42,900

Leo A. Heath
2012	$36,000	$--	$24,600	N/A	N/A	$3,500	$64,100
2011	$16,500	$--	$23,400	N/A	N/A	$3,000	$42,900

Thomas R. Bandy
2012	$20,500	$--	$13,000	N/A	N/A	$3,500	$37,000

(1)
Non-employee directors are paid $2,500 per month effective September 2010.  Committee Chairman will also receive the following additional annual compensation, paid 1/12th monthly:  Audit Committee $15,000 per year; Compensation Committee $7,500 per year and Nomination Committee $5,000 per year.  Non-employee directors are also paid $1,000 per meeting attended in person.

(2)
During 2012, Mr. Winters was granted 10,000 stock options at the market price on the grant date of $2.85 with a fair value of $1.5284 per stock option.  Messrs. Conrad, Lorimer, Danni and Heath were granted 15,000 stock options at the market price on the grant date of $2.85 with a fair value of $1.6427 per stock option.  Mr. Bandy was granted 10,000 stock options at the market price on the grant date of $2.32 with a fair value of $1.3046 per stock option.  During 2011, Mr. Danni and Mr. Heath were granted 10,000 stock options each at the market price on the date of grant, $4.19.  During 2010, Mr. Conrad was granted 10,000 stock options at the market price on date of grant, $5.04.  These options vest over a three year period with the exception of Mr. Winter’s stock options which vested immediately.  The options were valued using the Black Scholes valuation model.

(3)
During 2012, the directors were paid a holiday bonus of $3,500 each.  During 2011, the directors were paid a holiday bonus of $3,000 each.  During 2010, the directors were paid a holiday bonus of $2,500 each.  During 2012, Mr. Winters received a $10,000 cash bonus.  During 2011, Mr. Winters and Mr. Conrad each received a $12,000 cash bonus.  During 2010, Mr. Winters received a $12,000 cash bonus.

(4)	Mr. Winter’s term as a director ceased on June 29, 2012.
(5)
Mr. Lorimer served as the Company’s CFO for all of 2010 and from January 1, 2011 through June 30, 2011.  Mr. Lorimer’s total executive compensation was $658,100 and $383,300 during 2010 and 2011, respectively.  During 2012, Mr. Lorimer received payments totaling $121,700 pursuant to the Company’s executive retirement policy.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above.  Based on such review and discussion, the Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Jerry W. Danni, Chairman
Thomas R. Bandy
Stephen V. Conrad
Leo A. Heath

Equity Compenensation Plan Information as of December 31, 2012

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensaiton plans (excluding securities reflected in column (a)) (c)
Equity Compensation plans approved by security holders
2001 Incentive Stock Option Plan	2,119,282	$3.90	--
2001 Stock Compensation Plan	(1)	(1)	(1)
2008 Stock Option Plan for U.S. Energy Corp. Independent Directors and Advisory Board Members	150,000	$3.05	126,526
2012 Equity and Performance Incentive Plan	140,000	$2.32	1,060,000

Equity compensation plans not approved by security holders	--	$--	--
Total	2,409,282	$3.75	1,186,526

(1)
Eligible officers of the Company received 5,000 shares of common stock at the beginning of each calendar quarter or 20,000 shares each per year under this plan.  The Company paid the taxes on these shares as the Officers have agreed to not pledge, sell or in any other way leverage these shares.  The 2001 Stock Compensation Plan terminated on April 20, 2013.

Certain Relationships and Related Transactions

Family Employment

Keith G. Larsen, Chairman and CEO, and Mark J. Larsen, President and COO, are brothers.  Richard Larsen, the brother of Keith and Mark Larsen, is the Real Estate Manager for the Company and Reginald Larsen, the son of Richard Larsen, is the Director of Investor Relations.  The following table sets forth the amounts paid to these family members in 2012:

	Salary	Bonus (1)	Stock Awards	Option Awards (2)	ESOP	401(k)	Other	Total
Richard Larsen	$147,300	$14,700	$-	$19,600	$17,700	$1,300	$800	$201,400
Reginald Larsen	$76,500	$7,700	$-	$19,600	$9,000	$1,300	$100	$114,200

(1)	Richard Larsen and Reginald Larsen were paid a 10% annual holiday bonus on the same terms as all other employees.

(2)	Richard Larsen and Reginald Larsen were each granted 15,000 stock options at the market price on the grant date of $2.32 with a fair value of $1.3046 per stock option.

The Company has adopted a nepotism policy pursuant to which family members of any employee, which include fathers, mothers, siblings, sons, daughters, nieces, nephews or grandchildren, may not be hired, supervised or terminated by a direct family member.  Additionally, family members are not allowed to participate in any discussion relating to the setting of compensation rates for other family members.  In addition, a direct family member of any employee can only be hired after the Compensation Committee has reviewed the application of the direct family member and has satisfied itself that (a) the position is necessary, (b) the position has been adequately advertised, (c) other applicants have been interviewed by non-family managers of the Company and (d) that the family member is the most qualified for the position.  Further, written approval from the chairman of the Compensation Committee must be received along with an approved rate of pay before any family members of any employees, officers or directors can be employed and paid by the Company.

Related Person Transaction Policy

From time to time, we have entered into transactions with certain “related persons,” a category that generally includes executive officers, directors, and beneficial owners of five percent or more of our common stock, and immediate family members of these persons and entities in which one of these persons has a direct or indirect material interest.  We refer to transactions with these related persons as “related party transactions.”  The Audit Committee is responsible for the review and approval of each related party transaction exceeding $120,000, although, as a matter of practice, the Committee reviews and approves all such transactions regardless of the amount involved.

The Audit Committee considers all relevant factors when determining whether to approve a proposed related party transaction, including (without limitation):

•	the size of the transaction and the amount of consideration that might be paid to a related person;

•	the nature of the interest of the applicable related person; and

•	whether the transaction involves the provision of goods or services to us that are available from unaffiliated third parties.

Implementation of the Policy

In determining whether to approve a proposed related party transaction, the Committee must be reasonably satisfied that:

•	The transaction likely will significantly benefit all shareholders, even though it will provide a benefit to the related parties; and

•	Goods or services of comparable quality either cannot be obtained from third parties in time to meet the Company’s needs, or can be obtained but at a significantly higher cost.

In appropriate circumstances, the Committee may enlist outside sources to obtain information about the possibility of using third party vendors’ goods and/or services.

Compensation of certain related persons other than executive officers is determined by the Compensation Committee rather than the Audit Committee as discussed in “Family Employment.”

The policy has been followed by the Committee since 2004.

Related Party Transactions

There were no related party transactions in 2012 except for the compensation described in “Family Employment.”

Report of the Audit Committee

Note: Notwithstanding anything to the contrary otherwise set forth in any of the Company’s filings under the Securities act of 1933 or the Exchange Act that might incorporate other filings (including this Proxy Statement) with the SEC, the following Report of the Audit Committee shall not be deemed to be incorporated by reference into any other such filings.

Management is responsible for the preparation of the Company’s financial statements, and the reporting process, as well as maintaining effective internal control over financial reporting and assessing the effectiveness of the controls.  Hein & Associates LLP is responsible for auditing the annual financial statements and expressing an opinion as to whether they are presented fairly, in all material respects, in conformity with accounting principles generally accepted in the United States.  The Audit Committee is responsible for, among other things, reviewing and selecting the independent registered public accounting firm, reviewing our annual and interim financial statements, and pre-approving all engagement letters and fees for audit services.

In performing its oversight functions in connection with the Company’s financial statements as of and for the year ended December 31, 2012, the Audit Committee has

• Reviewed and discussed the audited financial statements with management and Hein & Associates LLP, including the quality of the accounting principles, and the reasonableness of significant judgments made in the preparation of the financial statements;

• Discussed with Hein & Associates LLP those matters required to be discussed by the Statement on Auditing Standards No. 61, of the Auditing Standards Board of the American Institute of Certified Public Accountants;

• Received written disclosures from Hein & Associates LLP regarding their independence as required by the PCAOB and discussed with Hein & Associates LLP their independence; and

• Reviewed and approved the services provided by Hein & Associates LLP.

Based upon the foregoing reports and discussions, and subject to the limitations on the roles and responsibilities of the Audit Committee referred to in its charter, the Audit Committee recommended to the Board, and the Board has approved, that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the SEC on March 18, 2013.

Respectfully submitted by the Audit Committee of the Board

Steven V. Conrad, Chairman
Jerry W. Danni
Leo A. Heath

U.S. ENERGY CORP.

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U.S. ENERGY CORP.

The Board of Directors recommends that you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Mark J. Larsen (2016)
02) Stephen V. Conrad (2016)

The Board of Directors recommends you vote FOR the following proposal No. 2:

The Board of Directors recommends you vote FOR the following proposal No. 3:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

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Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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M59690-P39898

U.S. ENERGY CORP.

This proxy is solicited by the Board of Directors
for the Annual Meeting of Shareholders
to be held June 28, 2013 8:30 AM, MDT

The shareholder(s) hereby appoint(s) (Mark J. Larsen) and (Steven R. Youngbauer), or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Preferred) stock of U.S. ENERGY CORP. that the shareholder(s) is/are entitled to vote at the Annual meeting of Shareholders to be held at 8:30 AM, MDT on June 28, 2013, at the Company's Offices at 877 North 8th West, Riverton, Wyoming 82501, and any adjournment or postponement thereof.

CUMULATE ____

____

(If you noted cumulative voting instructions above, please check the corresponding box on the reverse side.)

Continued and to be signed on reverse side